For period ending September 30, 2001
							Exhibit 77Q1
File number 811-2802


Exhibit 77Q1(a)

	Articles of Amendment to the fund's Restatement of Articles of Incorporation reflecting the fund's name change is hereby incorporated by reference from Post-Effective Amendment No. 41 to the registration statement, File Nos. 2-60655 and 811-2802, filed with the Securities and Exchange Commission on July 31, 2001.



Exhibit 77Q1(a) (continued)

	Attached as part of Exhibit 77Q1(a) to this NSAR is an amendment to the fund's By-Laws.

CERTIFICATE OF AMENDMENT
TO
RESTATED BY-LAWS
OF
UBS PAINEWEBBER CASHFUND, INC.
The undersigned, being Vice President and Secretary of UBS PaineWebber Cashfund, Inc., hereby certifies that the Directors of the Corporation duly adopted the following resolutions, which amended the Restated By-Laws of the Corporation dated May 13, 1998 in the manner provided in such Restated By-Laws of the Corporation, at meetings held on May 9, 2001 and September 20, 2001:
RESOLVED, that the Restated By-Laws dated May 13, 1998 be, and they hereby are, amended to change the name of the Corporation from "PaineWebber Cashfund, Inc." to "UBS PaineWebber Cashfund, Inc." in the following manner:
  	Section 1.01 of the Restated By-Laws is hereby amended to read as follows:
	Section 1.01.  Name:

	The name of the Corporation is UBS PaineWebber Cashfund, Inc.

	 and be it further
RESOLVED, that the Restated By-Laws dated May 13, 1998 be, and they hereby are, amended by adding a new Article III, Section 3.16 to read as follows:
Section 3.16.  Retirement:
Each Director who has attained the age of seventy-two (72) years shall retire from service as a Director on the later of (a) the last day of the month in which he or she attains such age or
(b) June 30, 2003. Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Corporation.
Dated: November 21, 2001

		By:		/s/ Amy R. Doberman
			Name:  Amy R. Doberman
							Title:    Vice President and Secretary


New York, New York (ss)
On this 21th day of November, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Corporation and acknowledged that she executed the foregoing instrument as her free act and deed.

						/s/ Evelyn De Simone
								Notary Public



Exhibit 77Q1(e)

	The Fund's Investment Advisory and Administration Contract is hereby incorporated by reference from Post-Effective Amendment
No. 41 to the registration statement, File Nos. 2-60655 and 811-2802, with the Securities and Exchange Commission on July 31, 2001.